UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KLX ENERGY SERVICES HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

C 1234567890

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Online
Go to www.investorvote.com/KLXE or scan the QR code – login details are located in the shaded bar below.

Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

KLX Energy Services Holdings, Inc. Stockholder Meeting to be Held on May 7, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and 2024 Annual Report to stockholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.investorvote.com/KLXE.
Step 2:	Click on the icon on the right to view meeting materials.
Step 3:	Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 25, 2025 to facilitate timely delivery. Proxy Materials Available to View or Receive: 1. Notice of Annual Meeting of Stockholders, 2. Proxy Statement and Proxy Card and 3. 2024 Annual Report to Stockholders

	2 N O T	C O Y

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Stockholder Meeting Notice

KLX Energy Services Holdings, Inc.’s Annual Meeting of Stockholders will be held on May 7, 2025 at 9:00 a.m. Central Time, virtually via the Internet at meetnow.global/MRRTM6A. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors unanimously recommends a vote FOR Proposals 1 and 3 - 6, and FOR the nominees listed in Proposal 2:

1.	To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) to declassify the Board;

2.

To elect three Class I Directors, each for a term that expires at the 2028 Annual Meeting of Stockholders (or until the 2026 Annual Meeting of Stockholders if Proposal 1 is approved and the Declassification Amendment (as defined in the enclosed proxy statement) is filed and becomes effective as described in the enclosed proxy statement) and until such director’s successor is duly elected or qualified;

01 - Christopher J. Baker

02 - Gunnar Eliassen

03 - John T. Whates

3.	To approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers;

4.	To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s bylaws;

5.	To approve an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Company’s certificate of incorporation; and

6.	To ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2025.

Note: To take action as appropriate upon such other matters that may be properly presented at the Annual Meeting or at any and all adjournments or postponements thereof.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–	Internet - Go to www.investorvote.com/KLXE.

–	Phone - Call us free of charge at 1-866-641-4276.

–	Email - Send an email to investorvote@computershare.com with “Proxy Materials KLX Energy Services” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 25, 2025.